Exhibit 4.4.1

AMENDMENT NO. 1 TO THE
THIRD AMENDED AND RESTATED VOTING AGREEMENT
This Amendment No. 1 to the Third Amended and Restated Voting Agreement (this “Amendment”), dated as of February 19, 2014, amends the Third Amended and Restated Voting Agreement, dated as of December 18, 2013 (the “Voting Agreement”), by and among OpGen, Inc., a Delaware corporation (the “Company”), and the Stockholders listed therein (collectively, the “Stockholders”).  All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Voting Agreement.
WHEREAS, the undersigned Stockholders are holders of 70% of the Common Stock  issued or issuable upon conversion of the shares of Series A Preferred Stock held by the holders thereof (voting as a single class on an as-converted  basis);
WHEREAS, Section 7.8 of the Voting Agreement allows for amendment of the Voting Agreement with the written consent of the Company and the holders of (a) 70% of the Common Stock  issued or issuable upon conversion of the shares of Series A Preferred Stock held by the holders thereof (voting as a single class on an as-converted  basis) and (b) CHL Medical Partners, with respect to Section 1.2(a) of the Voting Agreement;
WHEREAS, the Company and the undersigned Stockholders desire to amend the Voting Agreement to reduce the ownership threshold under which CHL Medical Partners loses its right to designate a member of the Board of Directors for election by the Stockholders under the Voting Agreement; and
WHEREAS, the Company and the undersigned Stockholders desire to amend the Voting Agreement as provided herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendment to Section 1.1 of the Voting Agreement.
(a)            The first sentence of Section 1.1 of the Voting Agreement is hereby amended and restated in its entirety as follows:

“Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall not exceed seven (7) directors.”
2.	Amendment to Section 1.2 of the Voting Agreement.
(a)            Section 1.2(a) of the Voting Agreement is hereby amended and restated in its entirety as follows:
“(a)            For as long as CHL Medical Partners III, L.P. and CHL Medical Partners III Side Fund, L.P. (collectively, “CHL Medical Partners”) (i) collectively hold on an as-converted, fully diluted basis at least ten percent (10%) of the Company’s capital stock, or (ii) if clause (i) is not applicable, if such Stockholders participated in the Notes offering made pursuant to the Purchase Agreement and continue to hold at least five percent (5.0%) of the Company’s capital stock on an as-converted, fully diluted basis, one individual ( the “CHL Designee”) designated by CHL Medical Partners, which individual shall initially be Timothy Howe;”

(b)            The final paragraph of Section 1.2 of the Voting Agreement is hereby amended and restated in its entirety as follows:
“The rights set forth in Section 1.2(a) through (d) and Section 1.2(g) will continue as long as such Stockholder(s): (1) maintains ownership of at least 10% of the outstanding capital stock of the Company on an as-converted, fully diluted basis or (2) participated in the Notes offering under the Purchase Agreement and maintains ownership of at least 7.5% of the outstanding capital stock of the Company on an as-converted, fully diluted basis (except that 5.0% shall be substituted for 7.5% for CHL Medical Partners in Section 1.2(a)).  All percentages set forth in this Section 1.2 shall be subject to adjustment for stock splits, combinations or similar transactions.”
3.            Correction of Internal Section References.  Article 7 of the Voting Agreement is amended and restated in its entirety to correct internal Section references as follows:

“7.            Miscellaneous.
7.1            Additional Parties.
(a)            Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of shares of Series A Preferred Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder.  In either event, each such person thereafter shall be deemed an Investor and Stockholder for all purposes under this Agreement.
(b)            In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Series A Preferred Stock described in Section 7.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

7.2            Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 7.2.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 7.12.
7.3            Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
7.4            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law.
7.5            Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature or signatures delivered by electronic mail (including .pdf) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
7.6            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.7            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7.

If notice is given to the Company, a copy shall also be sent to:
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Attn: Mary J. Mullany
If notice is given to the Stockholders, copies shall also be sent to:
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Joseph G. Theis, Jr.
7.8            Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the holders of at least 70% of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the holders thereof (voting as a single class and on an as-converted basis).  Notwithstanding the foregoing:
(i)            this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion;
(ii)            Schedule A hereto may be amended by the Company from time to time to add information regarding additional Stockholders added in compliance with this Agreement without the consent of the other parties hereto;
(iii)            any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and
(iv)            Section 1.2(a) of this Agreement shall not be amended or waived without the written consent of CHL Medical Partners, Section 1.2(b) shall not be amended or waived without the written consent of Versant Ventures, Section 1.2(c) shall not be amended or waived without the written consent of jVen Capital, Section 1.2(d) shall not be amended or waived without the written consent of Harris & Harris, and Section 1.2(g) shall not be amended or waived without the written consent of Mason Wells.
The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

7.9            Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
7.10            Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.11            Entire Agreement.  Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement.  This Agreement (including the Schedules and Exhibits hereto), the Restated Certificate, the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
7.12            Legend on Share Certificates.  Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUD¬ING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”
The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 7.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 7.12 and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.13            Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 7.12.
7.14            Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.
7.15            Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
7.16            Costs of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
7.17            Aggregation of Stock.  All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
7.18            Spousal Consent.  If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.”
4.	Miscellaneous.
(a)            Ratification of the Voting Agreement.  Except as specifically amended hereby, the Voting Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
(b)            Severability.  The invalidity or unenforceability of any provision of this Amendment in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Amendment, which shall remain in full force and effect.

(c)            Counterparts.  This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument.
(d)            Governing Law.  This Amendment shall be governed by and construed in accordance with the applicable provisions of the Voting Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
COMPANY:
OPGEN, INC.
By:    /s/ C. Eric Winzer
      Name: C. Eric Winzer
     Title: Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED & RESTATED VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STOCKHOLDERS:

CHL MEDICAL PARTNERS III, L.P.

By:	CHL Medical Partners III, LLC, its General Partner

By: /s/ Timothy Howe
Name: Timothy Howe
Title:  EVP

CHL MEDICAL PARTNERS III SIDE FUND, L.P.

By:            CHL Medical Partners III, LLC, its
General Partner

By: /s/ Timothy Howe
Name: Timothy Howe
Title:  EVP

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED & RESTATED VOTING AGREEMENT]

STOCKHOLDERS:

HARRIS & HARRIS GROUP, INC.

By: /s/ Sandra M. Forman
Name:  Sandra M. Forman
 Title:  General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED & RESTATED VOTING AGREEMENT]

STOCKHOLDERS:

jVEN CAPITAL, LLC

By: /s/ Evan Jones
Name: Evan Jones, Managing Member
 Title:   Authorized Signatory

/s/ Cynthia Jones
Cynthia Jones

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED & RESTATED VOTING AGREEMENT]

STOCKHOLDERS:

VERSANT VENTURE CAPITAL III, L.P.

By:            Versant Ventures III, LLC,
its General Partner

By: /s/ Brian Atwood
Name:            Brian Atwood
Title:            Managing Director

VERSANT SIDE FUND III, L.P.

By:            Versant Ventures III, LLC,
its General Partner

By: /s/ Brian Atwood  _______________
Name:            Brian Atwood
Title:            Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THIRD AMENDED & RESTATED VOTING AGREEMENT]